LICENSE AGREEMENT

This agreement, made and entered into as of this 30th day of November, 1999, between American IR Technologies Inc.
(AIR), a U.S.A. Corporation and WellMike Enterprise  Co.,
Ltd., a Hong Kong Corporation (WELLMIKE).

RECITALS:
Whereas  AIR  has  developed a line  of  Infrared  Remote
Control Devices (PRODUCTS), as well as other products to be identified, and

Whereas WELLMIKE is presently producing the PRODUCTS under contract from AIR, and

Whereas WELLMIKE wishes to obtain the right to sell and distribute PRODUCTS manufactured by WELLMIKE within the territories described in Schedule B (TERRITORIES), and

Whereas AIR is willing to grant WELLMIKE a license to sell and distribute PRODUCTS within said TERRITORIES,

Now, therefore, AIR and WELLMIKE agree as follows:

1.0  Grant of license and acceptance

   1.1 Subject to the terms and conditions herein contained, AIR hereby grants to WELLMIKE a license to sell and distribute within said TERRITORIES, the PRODUCTS described in Schedule A

   1.2 WELLMIKE hereby accepts such license and agrees to comply with the terms and conditions herein contained

2.0  Responsibilities of WELLMIKE

   2.1 WELLMIKE shall at all times actively and diligently promote the sale of PRDUCTS within said TERRITORIES.

   2.2 WELLMIKE shall at all times maintain an adequate inventory of PRODUCTS to meet the demand for the PRODUCTS within said
        TERRITORIES.

   2.3 WELLMIKE shall, at its own expense, make whatever changes are required to make the PRODUCTS safe for sale and use within the TERRITORIES and conform to receptacle configuration, electrical codes, and applicable regulatory agency requirements.

   2.4 WELLMIKE shall submit all proposed sales literature advertisements, instructions, pamphlets, specification and other data related to the PRODUCTS to AIR for written approval prior to use.

3.0  Product Changes

   3.1 AIR reserves the right from time to time to delete items from the list of licensed PRODUCTS set forth in Schedule A, and to modify, alter, improve, or discontinue the manufacture or sale of any or all of the PRODUCTS, provided, however, that any PRODUCTS so deleted may not be sold by AIR or any third party acting under authority granted by AIR in the TERRITORIES during the term of this agreement or renewal or extension thereof, provided that sales quotas are being met as agreed. By mutual agreement, the parties may add items from time to time to the list of PRODUCTS set forth in Schedule A; all such additions shall be subject to the terms and conditions of this agreement, effective from the date added.

   3.2 Except as set forth in section 3.1, nothing herein shall restrict AIR's right to sell PRODUCTS not listed on Schedule A, either directly or through third parties within said TERRITORIES.

   3.3 Where AIR gives notice to WELLMIKE of its intent to delete items from Schedule A in accordance with section 3.1 hereof, WELLMIKE may request the right to continue to manufacture and sell such PRODUCTS in the TERRITORIES. Such approval by ARI shall not unreasonably be withheld. WELLMIKE shall remain liable for the payment of royalties as set forth in subsection 5.0, but shall be relieved from meeting the sale quotas specified in Schedule C hereof, for each deleted PRODUCT.

4.0  Responsibilities of AIR

   4.1 AIR shall provide WELLMIKE with reasonable assistance in obtaining information, including technical data, specifications, advertising material, and marketing experience to enable WELLMIKE to prepare similar material as applicable to the TERRITORIES.

   4.2 AIR shall assist WELLMIKE with translations into the applicable language of the TERRITORIES, for all materials related to PRODUCTS.

   4.3 AIR shall provide WELLMIKE with technical information developed by AIR for product improvements.

   4.4 AIR shall not forfeit the right to grant license to third parties other than this license.

5.0  Royalties

   5.1 WELLMIKE shall pay to AIR a royalty fee for the exclusive license as follows:

       5.1.1 Base royalty of $2.00 per unit of gross sales of PRODUCTS within the TERRITORIES, excluding shipping costs, taxes and duties.

       5.1.2 An additional royalty of five (5) percent of gross sales of PRODUCTS within the TERRITORIES in those instances where AIR has an issued or pending patent in the TERRITORIES applicable to the PRODUCTS.

   5.2 Royalties shall be paid quarterly for PRODUCTS shipped for sale in the TERRITORIES. Payment shall be due AIR at the end of the month following the quarter when payment is due to WELLMIKE.

   5.3 Payment shall be made in U.S. Currency at the official exchange rate in effect on the date of the invoice.

6.0  Reports

   6.1 WELLMIKE shall provide to AIR within 15 days following the end of each quarter a report listing all sales of PRODUCTS within the TERRITORIES, specifying invoice number, customer, quantities sold, prices, and terms.

   6.2 WELLMIKE shall provide AIR with a report identifying the invoices for which royalties are being paid, the invoice amounts, and the royalty rates applicable.

7.0  Trademarks and Trade Names

   7.1 Subject to the terms of this agreement, WELLMIKE may use the trademarks, trade names, and advertising utilized by AIR relating to PRODUCTS as may be reasonable and appropriate to promote the sales of PRODUCTS by WELLMIKE.

   7.2 AIR shall have the right to reasonably approve the form, content and manner of use of any such trademarks, trade names, or advertising used by WELLMIKE.

   7.3 WELLMIKE may use its own other trademarks, trade name, or advertising in connection with its own business or use of any other name, title, or expression as would be likely to lead to confusion or uncertainty.

   7.4 Upon termination of this agreement, WELLMIKE shall discontinue use of any AIR trademark, trade name, or advertising in connection with its own business or use of any name, title, or expression as would be likely to lead to confusion or uncertainty.

8.0  Patent Indemnity

   8.1 AIR agrees to indemnify, defend, and hold WELLMIKE harmless from all claims, actions, liability, damages, and expenses (including attorney fees) assessed against or incurred by WELLMIKE arising out of or relating to any claim, demand, or actions for infringement of any letters patent issued with respect to PRODUCTS. WELLMIKE shall give AIR prompt written notice of any claim made or filed against WELLMIKE. Upon receipt of such notice, AIR shall defend any such claims, demands, or actions at no expense to WELLMIKE.

   8.2 Patent rights relating to PRODUCTS shall at all times during the term of this agreement, and after the termination of this agreement, remain vested in AIR, and WELLMIKE shall have no rights thereto whatsoever.

9.0  Term

   9.1 Subject to provisions of section 10.0, this agreement shall continue for a period of three years from the date of this agreement.

   9.2 WELLMIKE shall have six months from the date of this agreement, or from the date AIR approves WELLMIKE tooling for equivalent PRODUCT made for AIR, whichever comes later, to commence sales to the TERRITIORIES. After said period, the sales quotas specified in schedule C shall apply.

   9.3 WELLMIKE shall have six moths from the date of an amendment adding a product to this license, or from the date AIR approves WELLMIKE tooling for equivalent PRODUCT made for AIR, whichever comes later, to commence sales to the TERRITORIES.

10.0 Termination

   10.1 Notwithstanding section 9.0, this license may be terminated at any time by mutual consent of AIR and WELLMIKE.

   10.2 This agreement may be terminated for a breach of its terms or conditions by the non-defaulting party upon 30 days prior written notice via registered or certified mail or telex in accordance with the provision of section 19.0 hereof. Said written notice shall specify the alleged breach and cite the applicable provisions of this agreement. If the party claimed to be in default does not cure the alleged breach of this agreement within 30 days after receipt of the aforesaid written notice, or make substantial progress for correction, this agreement shall terminate at the end of such 30 day period without further action of the party giving such written notice.

   10.3 If WELLMIKE does not meet or exceed the sales quotas set forth in Schedule C and in accordance with Section 9.2 and 9.3, AIR may terminate theis agreement for those PRODUCTS or those TERRITORIES where WELLMIKE fails to meet said quotas. Should AIRnot choose to terminate this agreement for those PRODUCTS or TERRITORIES, AIR shall not be deemed to have waived its rights, and may exercise them at any time thereafter, unless WELLMIKE meets or exceeds those sales quotas in the interim.

   10.4 If either party becomes insolvent; or if proceedings are instituted by or against either party in bankruptcy or under insolvency law; or for reorganization, receivership, or dissolution; or if either firm shall make an assignment for the benefit of its creditors; then the other party may terminate this agreement forthwith upon written notice given by registered or certified mail or telex pursuant to the provisions of section 19.0 hereof.

11.0 Purchase of PRODUCTS

   11.1 If this agreement is terminated by either party for any reason other than for breach of contract by WELLMIKE, AIR shall have the option, but not the obligation, to purchase from WELLMIKE, any unsold PRODUCTS in WELLMIKE. WELLMIKE hereby agrees to sell to AIR such PRODUCTS at its cost. If AIR does not exercise its option, WELLMIKE may sell its unsold inventory of PRODUCTS in the TERRITORIES, while still maintaining the same royalty arrangement with AIR.

   11.2 If this agreement is terminated by AIR, other than for breach of contract by WELLMIKE, AIR shall have the obligation to purchase at actual cost the in-stock inventory and on-order material up to next four months shipment requirement per customer purchase order or firm forecast, written or telexed.

   11.3 If this agreement is terminated by AIR, other than for breach of contract by WELLMIKE, AIR shall have the obligations to purchase any and all tools related to such PRODUCTS at the book value of such tools. WELLMIKE hereby agrees to sell such tools to AIR at such price and under such terms and conditions as the parties may hereafter agree.

   11.4 Notwithstanding the terms of Section 11.1 and 11.2, if any of the unsold PRODUCTS in WELLMIKE's inventory are the same as PRODUCTS which WELLMIKE is manufacturing for AIR under a contract, the purchase price to be paid by AIR shall be the current price paid by AIR for PRODUCT it has ordered from WELLMIKE.

   11.5 Notwithstanding the terms of Section 11.3, if any of the tooling related to such PRODUCTS is the same tooling used by WELLMIKE to produce PRODUCTS WELLMIKE is manufacturing for AIR under a contract, that tooling shall remain in WELLMIKE's possession.

12.0 Books and Records

   12.1 WELLMIKE shall maintain complete records in accordance with generally accepted accounting principals showing all transactions involving sale of PRODUCTS by WELLMIKE.

   12.2 AIR shall have the right to examine said books and records with 48 hours advance notice during regular business hours.

13.0 Confidential Treatment of Information

   13.1 Each party hereto agrees to keep confidential, and not to divulge except as expressly authorized under this agreement, any information obtained from the other with respect to PRODUCTS, trade secrets, processes, inventions, prices, operating procedures, or any other material identified as "Confidential" by the supplying party.

   13.2 The obligations of each party under this section shall survive the termination of this agreement.

14.0 Disputes and Arbitration

   14.1 Any dispute between the parties arising out of the relationship created by this agreement shall be settled by arbitration. The arbitrators shall be selected in accordance with the rules of arbitration of the General Chamber of Commerce Hong Kong then in effect.

   14.2 The determination of the arbitrator or arbitrators shall be final and binding on the parties. Arbitration shall be conducted in such place as the parties may agree; but if they do not agree, the arbitration shall be conducted in eh City of London, U.K. The decision of the arbitrator shall be final and shall be binding upon the parties.

15.0 General Relationship

   15.1 WELLMIKE agrees that in all matters relating to this agreement, WELLMIKE shall be acting as an independent contractor. WELLMIKE shall be responsible to its own agents, officers, and employees, and shall hold AIR harmless from any and all claims arising from acts or omission of said persons.

   15.2 WELLMIKE shall have no right, power, or authority to create any obligation, expressed or implied, on behalf of AIR and shall have no authority to represent AIR as an agent.

16.0 Waiver

   16.1 The failure of AIR or WELLMIKE to enforce, at any time, any of the provision of this agreement, or any right with respect thereto, or to exercise an option herein provided, shall in no way be construed to be a waiver of such provisions, rights, or options, or in any way affect the validity of this agreement.

   16.2 The failure of AIR or WELLMIKE to exercise any of their rights or any of their options under the terms and conditions herein shall not preclude nor prejudice either party from thereafter exercising the same or any other right they may have under this agreement, irrespective of any previous action or proceeding taken by either party hereunder.

17.0 Successors

   17.1 This agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and authorized assigns.

18.0 Attorney's Fees

   18.1 In any action (including arbitration) which may be brought in connection with this agreement, the prevailing party in any action (including arbitration) shall be entitled to recover all related costs, disbursements, and reasonable attorneys' fees.

19.0 Notices

   19.1 Whenever it is provided herein that notice, demand, request, or other communication shall or may be given to, or served upon, either of the parties, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request, or other communication with respect to this agreement, each such notice, demand, request, or other communication shall be in writing and shall not be effective for any purpose unless the same shall be given or served as follows:

      19.1.1 If given or served by AIR by telex or by mailing the same to WELLMIKE by registered or certified mail, postage prepaid, return receipt requested, addressed to:

             WellMike Enterprise Co., Ltd.
             3 FL. NO. 2, LANE 497, CHUNG CHEN ROAD
             R.O.C.
             TEL: (8862) 2218-3822, 2218-3733 (REP.)
             FAX: (8862) 2218-1804

             Or to such other address as WELLMIKE may from time to time designate by notice given to AIR via registered or certified mail or telex.

      19.1.2 If given or served by WELLMIKE by telex or by mailing the same to AIR by telex, registered or certified mail, postage prepaid, return receipt requested, addressed to:


             American IR Technologies Inc.
             Suite 201, 3110 South Valley View Blvd.
             Las Vegas, NV 89102
             TEL: (702) 368-4571
             FAX: (702) 365-4573

             Or to such other address as AIR may from time to time designate by notice given to WELLMIKE via registered or certified mail or telex.

   19.2 Every demand, notice, request, or other communication shall be sent by telex or deposited in the mail, postage prepaid, in the manner aforesaid.

20.0 Representation - Entire Agreement

   20.1 There are no other representations, promises, agreements, or understandings either oral, written, expressed, or implied, existing on any of the subjects referred to in this agreement, other than as expressly set forth herein. Every such representation, promise, agreement, understanding, or other arrangement has been merged into this agreement, and this agreement contains the entire agreement and understanding between the parties and supercedes all other agreement heretofore made.

21.0 Applicable Law

   21.1 This agreement shall be construed in accordance with, and its performance shall be governed by, the laws of Hong Kong.

In WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed on the day and year first written above.


WELLMIKE ENTERPRISE CO., LTD.



By:  MIKE  CHEN    /s/  Mike Chen, November 30, 1999



AMERICAN IR TECHNOLOGIES INC.



By: RON RYAN   /s/ Ron Ryan,  November 30, 1999





SCHEDULE A: PRODUCTS

The following are the products which are included in the License Agreement. Identification is in AIR product numbers.

AIR 0001  Border Patrol

AIR0002   Cupboard Light

AIR0003   Garage Parking
          Wand

AIR0004   Electronic
          Peephole

AIR0005   STM Alarm


SCHEDULE B: TERRITORIES

The following are the territories included within the License Agreement:

  1.   Germany, United Kingdom and Japan

  2.   All other areas outside of North America

It is further agreed that if any WellMike order is in conflict in any way with American IR, its pricing policies or market philosophy or principals, the order can be cancelled by American IR without further notice.

SCHEDULE C:  SALES QUOTAS

The following are the sales quotas applicable to the territories listed in Schedule B.

  Product   Territor  Sales Quota   Sales Quota year  Sales Quota
            ies       year one      two               year three
  --------  --------  ------------  ----------------  -----------
      0001        1.        30,000           50,000       75,000
      0002        2.        10,000           20,000       30,000


DEFINITIONS:

SALES QUOTA (1 year)        Refers to rate of sales to be
                            achieved after 12 months from the
                            start of sales as defined in Section
                            9.2 and 9.3.

SALES QUOTA (2 years)       Refers to rate of sales to be
                            achieved from 12 to 24 months from
                            the start of sales as defined in
                            Section 9.2 and 9.3.

SALES QUOTA (3 years)       Refers to annualized rate of sales
                            to be achieved from 24 to 36 months
                            from the start of sales as defined
                            in Section 9.2 and 9.3.

Both parties shall operate in good faith, for a mutually beneficial long-term relationship.